Exhibit 23.1

Angel Studios, Inc.
Provo, Utah

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 12, 2026, relating to the consolidated financial statements of Angel Studios, Inc. and subsidiaries, as of and for each of the years ended December 31, 2025 and 2024, incorporated by reference in the Prospectus, which forms a part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” and elsewhere in the Prospectus.

/s/ Tanner LLP

Lehi, Utah
August 13, 2026